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                                                                    EXHIBIT 21.1

LIST OF SUBSIDIARIES


CENTERTRUST RETAIL PROPERTIES FINANCE III, LLC (Nevada)

KING MINERAL, LLC (California)

CT RETAIL PROPERTIES FINANCE I, LLC (Delaware)

CT RETAIL PROPERTIES FINANCE II, LLC (Delaware)

CT RETAIL PROPERTIES FINANCE III, LLC (Delaware)

CT RETAIL PROPERTIES FINANCE IV, LLC (Delaware)

CT RETAIL PROPERTIES FINANCE V, LLC (Delaware)

CT RETAIL PROPERTIES FINANCE VI, LLC (Delaware)

CT RETAIL PROPERTIES FINANCE VII, LLC (Delaware)

CT RETAIL PROPERTIES FINANCE IX, LLC

CT RETAIL PROPERTIES FINANCE 10, LLC

CT RETAIL PROPERTIES FINANCE 11, LLC

CT RETAIL PROPERTIES FINANCE 12, LLC

CT OPERATING PARTNERSHIP, LP (California)

HAAGEN CENTRAL (California)

VERMONT-SLAUSON SHOPPING CENTER, LTD (California)

WILLOWBROOK CENTER PARTNESHIP (California)